EXHIBIT 32.1

                      CERTIFICATION PURSUANT TO SECTION 906

                        OF THE SARBANES-OXLEY ACT OF 2002

     William H. Joyce, Chairman and Chief Executive Officer of Nalco Holdings
LLC ("Nalco") and Bradley J. Bell, Executive Vice President and Chief Financial
Officer of Nalco, in conjunction with the filing of Nalco's 10-K financial report (the "Report") with the Securities and Exchange Commission, covering the calendar quarter ending December 31, 2004, hereby certify, pursuant to 18 U. S.
C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, as follows:

     a.   The Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934, and

     b.   The information in the Report fairly presents, in all material respects, the financial condition and results of operations of Nalco.

                                            /s/ William H. Joyce
                                            ------------------------------------
                                            William H. Joyce
                                            Chairman and Chief Executive Officer
                                            Date:  March 24, 2005

                                            /s/ Bradley J. Bell
                                            ------------------------------------
                                            Bradley J. Bell
                                            Executive Vice President and Chief
                                            Financial Officer
                                            Date:  March 24, 2005

A signed original of this written statement required by ss.906 has been provided to Nalco Holdings LLC and will be retained by Nalco Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.